Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Premium Income Municipal
Fund, Inc. formerly, Nuveen Arizona Premium Income
Municipal Fund, Inc.


333-182699
811-07278


The annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization to enable the Fund to reorganize as a newly created
Massachusetts business trust, the approval of an Agreement and Plan of Reorganization, the approval of the issuance of additional common shares, the approval of an amendment to the Funds articles of incorporation and the election of Board Members. The meeting was subsequently adjourned to November 16, 2012.

Voting results for November 16, 2012 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred
 Shares
<c>  Common
 Shares
To approve an Agreement and Plan of
 Reorganization to enable the Fund to
reorganize as a newly created
Massachusetts business trust.



   For
             2,314,131
                 280
                    -
   Against
                110,933
                    -
                    -
   Abstain
                  51,040
                    -
                    -
   Broker Non-Votes
             1,076,478
                    -
                    -
      Total
             3,552,582
                 280
                    -




To approve an Agreement and Plan of
Reorganization.



   For
             2,444,785
                 280
                    -
   Against
                152,412
                    -
                    -
   Abstain
                183,555
                    -
                    -
   Broker Non-Votes
                880,413
                    -
                    -
      Total
             3,661,165
                 280
                    -




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
             2,057,795
                    -
       2,057,515
   Against
                273,074
                    -
          273,074
   Abstain
                145,235
                    -
          145,235
   Broker Non-Votes
             1,076,478
                    -
       1,076,478
      Total
             3,552,582
                    -
       3,552,302




To approve an amendment to the Funds
articles of incorporation.



   For
             2,397,315
                 280
                    -
   Against
                210,308
                    -
                    -
   Abstain
                173,129
                    -
                    -
   Broker Non-Votes
                880,413
                    -
                    -
      Total
             3,661,165
                 280
                    -




Proxy materials are herein
incorporated by reference
to the SEC filing on August 28,
2012, under
Conformed Submission Type
DEF N148C/A, accession
number 0001193125-12-372031.